                                                                     EXHIBIT 3.3

                          CERTIFICATE OF DESIGNATIONS

                            RIGHTS AND PREFERENCES

                                    OF THE

                    6 1/2% CONVERTIBLE PREFERRED SECURITIES

      REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES (HIGH TIDES)

                                      OF

                                RADIO ONE, INC.

                  ___________________________________________

                    Pursuant to Section 151 of the General
                   Corporation Law of the State of Delaware
                  ___________________________________________


          RADIO ONE, INC. (the "Company"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law as of the State of Delaware (the "DGCL"), certifies as follows:

          FIRST: The Company was incorporated in the State of Delaware on July 15, 1996;

          SECOND: The Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") filed with the Secretary of State on May 9, 2000 authorizes the issuance of 1,000,000 shares of Preferred Stock, par value $0.001 per share and, further, authorizes the Board of Directors of the Company (the "Board of Directors"), by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock into one or more classes or series, and without limiting the generality of the foregoing, to fix and determine the designation of each such class or series, the number of shares which shall constitute such class or series and certain relative rights and preferences of the shares of each class or series so established.
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          THIRD:  The Board of Directors of the Company pursuant to authority conferred upon the Board of Directors under the Certificate of Incorporation and at a meeting that was duly called on July 10, 2000, at which a quorum was present and acting throughout, did duly adopt the following resolutions authorizing the issuance of one or more series of the Company's Preferred Stock, par value $0.001 per share, and setting forth the terms and provisions of said Preferred Stock:

     RESOLVED, that the Board of Directors, pursuant to authority vested in it by the provisions of the Certificate of Incorporation, hereby authorizes the creation and issuance of a series of the Company's Preferred Stock, par value $0.001 per share, which shall in the aggregate consist of up to 310,000 shares of the 1,000,000 shares of Preferred Stock that the Company now has authority to issue, and hereby fixes the powers, designation, dividend rate, redemption provisions, voting powers, rights on liquidation or dissolution, and other preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof (in addition to those set forth in said Certificate of Incorporation) as follows:

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Remarketing Agreement, dated July 14, 2000, by and among the Company, American Stock Transfer & Trust Company, as the Tender Agent, and Credit Suisse First Boston Corporation.

1.   Designation and Number.
     ----------------------

     A total of 310,000 shares (including 50,000 relating to the exercise of the full amount of the option granted by the Company) of Preferred Stock of the Company with an aggregate liquidation preference with respect to the assets of the Company of THREE HUNDRED TEN MILLION Dollars ($310,000,000) (including FIFTY MILLION Dollars ($50,000,000) relating to the exercise of the full amount of the option granted by the Company), and a liquidation amount with respect to the assets of the Company of $1,000 per share, are hereby designated for the purposes of identification only as "Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(/SM/))" (the "Preferred Securities"). The Preferred Security Certificates evidencing the Preferred Securities shall be substantially in the form attached hereto as Exhibit A-1, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange or other organization on which the Preferred Securities are listed, if any.

2.   Ranking.
     -------

     (a) The Preferred Securities shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank (i) on parity with any other series of Preferred Stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank on parity with the Preferred Securities with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the Preferred Securities ranks on parity are at all times collectively referred to as "Parity Securities"), (ii) junior to each class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which shall specifically provide that such series shall rank senior to the Preferred Securities with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the Preferred Securities ranks junior, are at times collectively referred to herein as the "Senior Securities"), and (iii) senior to the Company's Class A Common Stock, $0.001 par value per share (the "Class A Stock"), the Company's Class B Common Stock, $0.001 par value per share (the "Class B Stock"), the Company's Class C Common Stock, $0.001 par value per share (the "Class C Stock"), the Company's Class D Common Stock, $0.001 par value per share (the "Class D Common" and together with the Class A Stock, Class B Stock and Class C Stock, the "Common Stock") and, subject to clauses (i) and (ii) hereof, any other equity securities of the Company, with respect to dividend rights and rights on liquidation, winding up or dissolution, established hereafter by the Board of Directors which do not expressly provide that it ranks senior to or on parity with the Preferred Securities (all of such equity securities of the Company to which the Preferred Securities ranks senior, including the Common Stock, are at times collectively referred to herein as the "Junior Securities").

3.   Dividends.
     ---------

     (a) Holders of the outstanding shares of Preferred Securities will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends on each share of the Preferred Securities at the Applicable Rate applied to the stated liquidation amount of $1,000 per Preferred Security. The Applicable Rate will be 6 1/2% per annum (the "Initial Rate") from July 14, 2000 to but excluding the Reset Date (as defined below). From the Reset Date, the Applicable Rate will be the Term Rate established by the Remarketing Agent to be effective on the Reset Date. During the continuation of a Registration Default (as such term is defined in that certain Registration Rights Agreement, dated July 14, 2000, by and among the Company and the initial purchasers of the Preferred Securities (the "Registration Rights Agreement"), the Applicable Rate will be increased by 0.50% per annum and holders of the outstanding shares of Preferred Securities will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds legally available therefor, dividends on each share of the Preferred Securities at the increased Applicable Rate until such Registration Default is cured. Dividends in arrears for more than one quarter will bear interest thereon compounded quarterly at the Applicable Rate (to the extent permitted by applicable law). The term "Dividends" as used herein includes such quarterly dividends and additional dividends on quarterly dividends not paid on the applicable Dividend Date (as defined below), as applicable (such additional dividends herein referred to as "Additional Dividends"). A Dividend is payable only to the extent that payments are made in respect of the Preferred Securities and to the extent the Company has funds available therefor. The amount of Dividends payable for any period will be computed for any full quarterly Dividend period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Dividend period for which Dividends are computed, Dividends will be computed on the basis of the actual number of days elapsed per 30-day month.

     (b) Dividends on the Preferred Securities will be cumulative, will accrue from July 14, 2000 and will be payable quarterly in arrears, on the following dates: January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2000, except as otherwise described below (each such date being a "Dividend Date"). The Reset Date is any date (1) not later than July 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and
(2) not earlier than 80 Business Days prior to July 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful remarketing. The fifteenth day of the month immediately preceding each Dividend Date is the record date for determining which holders of Preferred Securities shall be paid the Dividends, if any, payable on such Dividend Date. If the Reset Date is prior to the record date for the immediately following Dividend Date, then Dividends, if any, accrued from and after the Reset Date to but excluding the immediately following Dividend Date shall be paid on such Dividend Date to the person in whose name each Security is registered on the relevant record date. If the Reset Date is on or after the record date for the immediately following Dividend Date, then (1) Dividends, if any, accrued from and after the record date to but excluding the Reset Date shall be paid on the immediately following Dividend Date to the person in whose name each Preferred Security is registered on the relevant record date and (2) Dividends, if any, accrued from and after the Reset Date to but excluding the immediately following Dividend Date shall be paid on the second Dividend Date immediately following the Reset Date to the person in whose name each Preferred Security is registered on the relevant record date for such second Dividend Date.

     (c) Dividends on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Company at the close of business on the relevant record dates. The relevant record dates shall be on the fifteenth day of the month immediately preceding each relevant payment date, except as otherwise described in this Certificate of Designations. Subject to any applicable laws and regulations and the provisions of this Certificate of Designations, each such payment in respect of Preferred Securities being held in book-entry form through The Depository Trust Company (the "Depositary"), or any successor Depositary appointed pursuant to this Certificate of Designations, will be made as described under the heading "Description of HIGH TIDES -- Form, Book-Entry Procedures and Transfer" in the Offering Circular. Dividends payable on any Preferred Securities that are not punctually paid on any Dividend Date, as a result of the Company having failed to make a payment, will cease to be payable to the Person in whose name such Preferred Securities are registered on the relevant record date, and such defaulted Dividend will instead be payable to the Person in whose name such Preferred Securities are registered on the next record date. If any date on which Dividends are payable on the Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any Additional Dividends or other payment in respect of any such delay) except that, with respect to any Redemption Date (as defined below), if such Business Day is in the next succeeding calendar year, such Redemption Date shall be the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (d) In the event of an election by the holder to convert its Preferred Securities through the conversion agent, office or agency where the Preferred Securities may be presented for conversion (the "Conversion Agent"), into Class D Common pursuant to the terms of the Preferred Securities as set forth in this Certificate of Designations, no payment, allowance or adjustment shall be made with respect to accumulated and unpaid Dividends on such Preferred Securities, or be required to be made; provided that holders of Preferred Securities at the
                           --------
close of business on any record date for the payment of Dividends will be entitled to receive the Dividends payable on such Preferred Securities on the corresponding payment date notwithstanding the conversion of such Preferred Securities into Class D Common following such record date.

4.   Liquidation Preference.
     ----------------------

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Preferred Securities will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the liquidation preference of the outstanding shares of Preferred Securities, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (whether or not earned or declared and including Additional Dividends, if any,) thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Date to the date fixed for liquidation, dissolution or winding-up that would have been payable had the Preferred Securities been the subject of a redemption on such date pursuant to Section 5) before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Securities and all Parity Stock are not paid in full, the Preferred Securities and the Parity Stock will share equally and ratably (in proportion to the respective amounts that would be payable on such shares of Preferred Securities and the Parity Stock, respectively, if all amounts payable thereon had been paid in full) in any distribution of assets of the Company to which each is entitled. After payment of the full amount of the liquidation preference of the outstanding shares of Preferred Securities (and, if applicable, an amount equal to a prorated dividend), the holders of shares of Preferred Securities will not be entitled to any further participation in any distribution of assets of the Company.

     (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

5.   Redemption and Distribution.
     ---------------------------

     (a)  Optional Redemption

          (i) To the extent permitted by law, the Preferred Securities shall be redeemable at any time, or from time to time, in whole or in part, out of legally available funds, at the option of the Company, on or after July 20, 2003, until but excluding the Tender Notification Date (the "Redemption Date"), upon giving notice as provided in clause (b) below, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends on the portion being redeemed to the Redemption Date; such that if redeemed during the

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12-month period beginning July 20, 2003 and ending July 20, 2004, the price per
$1,000 principal amount will be $1,016.25; and if redeemed during the 12-month period beginning July 20, 2004 and ending July 20, 2005, the price per $1,000 principal amount will be $1,000.

          (ii) The Preferred Securities shall be redeemable after the Reset Date (except in the event a failed final remarketing), in accordance with the term call protections, if any, established in the remarketing.

          (iii) The Preferred Securities shall be redeemable, in whole or in part, at any time on or after the third anniversary of the Reset Date following a failed final remarketing at a redemption price equal to 100% of the then outstanding aggregate liquidation value of the Preferred Securities to be redeemed, plus accrued and unpaid dividends on the portion being redeemed.

          (iv) The Company shall not be required to (A) issue, register the transfer of or exchange any of the Preferred Securities during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed or (B) register the transfer of or exchange any Preferred Securities so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Security being redeemed in part.

     (b)  Notice of Redemption

          In the event the Company shall redeem shares of Preferred Securities pursuant to clause (a) above, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Company's transfer agent. Each such notice shall state: (A) the Redemption Date; (B) the number of shares of Preferred Securities to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the redemption price; (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (E) that payment will be made upon presentation and surrender of such Preferred Securities; (F) the then current Conversion Price; (G) that dividends on the shares to be redeemed shall cease to accrue following such Redemption Date; (H) that such redemption is at the option of the Company; and (I) that accrued and unpaid dividends up to and including the Redemption Date will be paid in accordance with the terms herein.

          Notice having been mailed as aforesaid, on and after the Redemption Date, unless the Company shall be in default in providing money for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends up to and including the Redemption Date), (x) dividends on the shares of the Preferred Securities so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease. The Company's obligation to provide monies in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $500,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Preferred Securities so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of three years from such Redemption Date shall be released or repaid to the Company, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Preferred Securities so called for redemption shall look only to the Company for payment of the redemption price.

          Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Preferred Securities are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Securities not previously called for redemption by lot or pro rata or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (c)  Redemption and Remarketing Procedures

          (i) Holders will be given not less than 15 nor more than 60 days notice of an Optional Redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 5(c)(i)

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(other than notices in connection with a Remarketing, the terms of which shall be governed by the Remarketing Agreement), a redemption notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to holders of Preferred Securities. Each redemption notice shall be addressed to the holders of Preferred Securities at the address of each such holder appearing in the books and records of the Company. No defect in the redemption notice or in the mailing of either thereof with respect to any holder shall affect the validity of the redemption proceedings with respect to any other holder.

          (ii) In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed shall be redeemed Pro Rata from each holder of Preferred Securities, it being understood that, in respect of Preferred Securities registered in the name of and held of record by the Depositary (or any successor Depositary) or any nominee, the distribution of the proceeds of such redemption will be made to each Participant (or Person on whose behalf such nominee holds such securities) in accordance with the procedures applied by such agency or nominee.

          (iii) If Preferred Securities are to be redeemed and the Company gives a redemption notice, which notice may only be issued if the Preferred Securities are redeemed as set out in this Section 5 (which notice will be irrevocable), then (A) with respect to Preferred Securities held in book-entry form, by 11:00 a.m., New York City time, on the redemption date, to the extent funds are available, with respect to Preferred Securities held in global form, the Company will deposit irrevocably with the Depositary (or successor Depositary) funds sufficient to pay the amount payable on redemption with respect to such Preferred Securities and will give the Depositary irrevocable instructions and authority to pay the amount payable on redemption to the holders of such Preferred Securities, and (B) with respect to Preferred Securities issued in certificated form, to the extent funds are available, the Company will irrevocably deposit with the Paying Agent funds sufficient to pay the amount payable on redemption to the holders of such Preferred Securities and will give the Paying Agent irrevocable instructions and authority to pay the amount payable on redemption to the holders thereof upon surrender of their certificates. If a redemption notice shall have been given and funds deposited as required, then on the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. The Company shall not be required to register or cause to be registered the transfer of any Preferred Securities that have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Preferred Securities is improperly withheld or refused and not paid either by the Company, Dividends on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

          (iv) Redemption notices shall be sent by the Company to (A) in the case of Preferred Securities held in book-entry form, the Depositary and (B) in the case of Preferred Securities held in certificated form, the holders of such certificates.

          (v) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its affiliates may at any time and from time to time purchase outstanding Preferred Securities, including by tender, in the open market or by private agreement; provided that neither the Company nor any of its affiliates may purchase
--------
Preferred Securities on the Reset Date or submit orders in the Remarketing.

6.   Conversion Rights.
     -----------------

     The holders of Preferred Securities shall have the right at any time prior to 5:00 p.m., New York City time, on the Tender Notification Date and, in the event of a Convertible Remarketing or a Final Failed Remarketing, from and after the Reset Date (except that Preferred Securities called for redemption by the Company will be convertible at any time prior to 5:00 p.m., New York City time on any Redemption Date), at their option, to cause the Conversion Agent to convert Preferred Securities, on behalf of the converting holders, into shares of Class D Common in the manner described herein on and subject to the following terms and conditions:

     (a) The Preferred Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Class D Common pursuant to the holder's direction to the Conversion Agent to convert such Preferred Securities into fully paid and nonassessable shares of Class D Common on or prior to the Tender Notification Date, into 53.3832 shares of Class D Common per $1,000 principal amount of Preferred Securities (which is equivalent to a conversion price of $18.7325 per share of Class D Common, subject to certain adjustments set forth below (as so adjusted, "Initial Conversion Price"). On and after the Reset Date, the Preferred Securities may, at the option of the Company and subject to the results of the Remarketing, become nonconvertible or convertible into a different number of shares of Class D Common.

     (b) In order to convert Preferred Securities into Class D Common the holder shall submit to the Conversion Agent at the office referred to above an irrevocable request to convert Preferred Securities on behalf of such holder (the "Conversion Request"), together, if the Preferred Securities are in certificated form, with such certificates. The Conversion Agent shall not cause the conversion of any Preferred Securities except pursuant to such a Conversion Request. The Conversion Request shall (i) set forth the number of Preferred Securities to be converted and the name or names, if other than the holder, in which the shares of Class D Common should be issued and (ii) direct the Conversion Agent to immediately convert such Preferred Securities on behalf of such holder, into Class D Common (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall thereupon notify the Company of the holder's election to convert such Preferred Securities into shares of Class D Common. Holders of Preferred Securities at the close of business on a Dividend record date will be entitled to receive the Dividend payable on such Preferred Securities on the corresponding Dividend payment date notwithstanding the conversion of such Preferred Securities following such record date but prior to such dividend payment date. Except as provided above, the Company will not make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Dividends accrued on the Preferred Securities, whether or not in arrears, surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Class D Common issued upon such conversion, except to the extent that such shares are held of record on the record date for any such Dividends. Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Preferred Securities is received by the Company in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Class D Common issuable upon conversion of the Preferred Securities shall be treated for all purposes as the record holder or holders of such Class D Common at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Class D Common issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

     (c) Each holder of a Preferred Security by his acceptance thereof appoints The American Stock Transfer & Trust Company "Conversion Agent" for the purpose of effecting the conversion of Preferred Securities in accordance with this
Section 6. In effecting the conversion and transactions described in this
Section 6, the Conversion Agent shall be acting as agent of the holders of Preferred Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized to convert all or a portion of the Preferred Securities into Class D Common.

     (d) No fractional shares of Class D Common will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash, based on the closing price of the Class D Common at the time of conversion, by the Company to the to the holder or holders of Preferred Securities so converted.

     (e) The Company shall at all times reserve and keep available out of its authorized and unissued Class D Common, solely for issuance upon the conversion of the Preferred Securities, free from any preemptive or other similar rights, such number of shares of Class D Common as shall from time to time be issuable upon the conversion of all the Preferred Securities then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Preferred Securities, shares of Class D Common reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Class D Common), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Class D Common issued upon conversion of the Preferred Securities shall be duly authorized, validly issued and fully paid and nonassessable. The Company shall deliver the shares of Class D Common to the converting holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Class D Common (and all requirements to list the Class D Common issuable upon conversion of Preferred Securities that are at the time applicable), in order to lawfully issue the Class D Common to each holder upon conversion of the Securities.

     (f) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class D Common on conversion of Preferred Securities. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class D Common in a name other than that in which the Preferred

Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     (g) Nothing in the preceding Section 6(f) shall limit the requirement of the Company to withhold taxes pursuant to the terms of the Preferred Securities set forth in this Certificate of Designations or otherwise require the Company to pay any amounts on account of such withholdings.

     (h) The Conversion Price in effect at any time shall be adjusted, without duplication, as follows:

          (i) If the Company shall, at any time or from time to time, effect a subdivision of the outstanding Class D Common, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Company shall, at any time or from time to time, effect a combination of the outstanding Class D Common, the Conversion Price in effect immediately before such combination shall be proportionately increased. Any adjustment under this subdivision shall become effective at the close of business on the record date fixed for the applicable subdivision or combination.

          (ii) In the event the Company shall, at any time or from time to time, make or issue to all holders of shares of Class D Common (or fix a record date for the determination of holders of Class D Common entitled to receive), a dividend or other distribution payable in shares of Class D Common, then the Conversion Price then in effect shall be decreased as of the time of such issuance (or, in the event such a record date shall have been fixed, as of the close of business on such record date) by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Class D Common outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this
Section 6(h)(ii), the number of shares of Class D Common at any time outstanding shall not include shares held in the treasury of the Company. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred.

          (iii) In the event that the Company shall fix a date for determination of stockholders entitled to receive rights or warrants to be issued to all holders of shares of Class D Common the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Class D Common outstanding at the close of business on the date fixed for such determination plus the number of shares of Class D Common which the aggregate of the offering price of the total number of shares of Class D Common so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Class D Common outstanding at the close of business on the date fixed for such determination plus the number of shares of Class D Common so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. To the extent that rights are not so issued or shares of Class D Common are not so delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this
Section 6(h)(iii), the number of shares of Class D Common at any time outstanding shall not include shares held in the trea sury of the Company.

          (iv) Subject to the last sentence of this Section 6(h)(iv), in the event that the Company shall make a payment of dividends and other distributions to all holders of Class D Common consisting of evidences of indebtedness, securities or capital stock, cash or assets of the Company, except for those rights or warrants referred to in Section 6(h)(iii) above and dividends and distributions paid exclusively in cash the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 6(h)(iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 6(h)(vii)) of the Class D Common on the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Class D Common and the denominator shall be such current market price per share of the Class D Common, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. For purposes of this Section 6(h)(iv), any dividend or distribution that includes shares of Class D Common or rights or warrants to subscribe for or purchase shares of Class D Common shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Class D Common or such rights or warrants (making any Conversion Price reduction required by this Section 6(h)(iv)) immediately followed by (2) a dividend or distribution of such shares of Class D Common or such rights or warrants (making any further Conversion Price reduction required by Sections 6(h)(ii) or (iii)), except any shares of Class D Common included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6(h)(ii).

          (v) In the event that the Company or any of its subsidiaries shall make a payment to all holders of Class D Common in respect of a tender or exchange offer, other than an odd-lot offer, for the Class D Common at a price in excess of 110% of the current market price of the Class D Common as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to the tender or exchange offer the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 6(h)(v) by a fraction of which the numerator shall be the number of shares of Class D Common outstanding (including any tendered or exchanged shares) at the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the current market price per share (determined as provided in Section 6(h)(vii)) of the Class D Common on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Class D Common outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as aforesaid) of the Class D Common on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (vi) In the event that the Company shall make a payment of dividends and other distributions to all holders of Class D Common exclusively in cash, except (A) cash dividends that do not exceed the per share amount of the smallest of the immediately four preceding quarterly cash dividends, as adjusted to reflect any of the events described in Section 6(h)(i)-(v) above and (B) cash dividends the per share amount of which, together with the aggregate per share amount of any other cash dividends paid within the 12 months preceding the date of payment of such cash dividends, does not exceed 12 1/2% of the current market price of the Class D Common as of the trading day immediately preceding the date of declaration of the dividend the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contem plated by this Section 6(h)(vi) by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 6(h)(vii)) of the Class D Common on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Class D Common and the denominator shall be such current market price per share of the Class D Common, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the
                                                 --------  -------
event the portion of the cash so distributed applicable to one share of Class D Common is equal to or greater than the current market price per share (as defined in Secton 6(h)(vii)) of the Class D Common on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Securities shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Preferred Security immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

          (vii) For the purpose of any computation under Sections 6(h)(iii),
(iv), (v) and (vi), the current market price per share of Class D Common on any date in question shall be deemed to be the average of the daily closing prices for the ten consecutive trading days prior to the earlier of the day in question and, if applicable, the day before the "ex" date (as hereinafter defined) with respect to the issuance or distribution requiring such computation; provided,
                                                                    --------
however, that if the day in question or the "ex" date for any event (other than
-------
the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6(h)(iii), (iv), (v) or
(vi) occurs during such 10 consecutive trading days, the closing price for each trading day prior to such date for such other event shall be adjusted by multiplying such closing price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this Section 6(h)(vii), the term "ex" date (A) when used with respect to any issuance or distribution, means the first date on which the Class D Common trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (B) when used with respect to any subdivision or combination of shares of Class D Common, means the first date on which the Class D Common trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and
(C) when used with respect to any tender or exchange offer means the first date on which the Class D Common trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 6, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of this Section 6 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

          (viii) The Company may at its option make reductions in the applicable Conversion Price as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Class D Common resulting from any dividend or distribution of stock or rights to acquire stock, or from any event treated similarly for federal income tax purposes.

     (i) Anything herein to the contrary notwithstanding, no adjustment will be made to the Conversion Price by reason of (A) the issuance of options or rights to purchase shares of Class D Common, or the issuance of Class D Common upon exercise of such rights or options, pursuant to any present or future employee, director or consultant benefit plan or program of the Company, (B) the issuance of Class D Common pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Preferred Securities were first issued, (C) the issuance of Class D Common pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's capital stock and the investment of additional optional amounts in shares of Class D Common, or (D) the issuance of Class D Common upon the conversion of the Preferred Securities.

     (j) No adjustment in the Conversion Price need be made unless the adjustment pursuant to Section 6(h) would require an increase or decrease of at least 1% in the Conversion Price. Where the Conversion Price is not adjusted pursuant to this Section 6(j), the adjustment that is not made will be carried forward and taken into account in any future adjustment.

     (k) No adjustment need be made for a change in the par value of the Class D Common.

     (l) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Preferred Securities a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

     (m) (i) In the event that the Company shall be a party to any transaction (including without limitation (A) any recapitalization or reclassification of the Class D Common (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Class D Common), (B) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Class D Common of the Company), (C) any sale or transfer of all or substantially all of the assets of the Company or (D) any compulsory share exchange (each of the events in the preceding clauses (A) through (D) being referred to as a "Company Transaction"), in each case, as a result of which shares of Class D Common shall be converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such Company Transaction whereby the holder of each Preferred Security then outstanding shall have the right thereafter to convert such Preferred Security only into (1) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 6(m)(iii)), the kind and amount of securities, cash and other property receivable upon consummation of such Company Transaction by a holder of the number of shares of Class D Common of the Company into which such Preferred Security could have been converted immediately prior to such Company Transaction, after giving effect to any adjustment in the Conversion Price required by the provisions of Section 6(m)(ii)(A) and (B), or
(2) in the case of a Company Transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of Class D Common as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 6(m)(ii)(B). Holders of the Preferred Securities shall have no voting rights with respect to any Company Transaction described in this Section 6(m).

          The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive transactions of the foregoing type.

          (ii) Notwithstanding any other provision in this Section 6 to the contrary, in the case of any Company Transaction involving a Fundamental Change, then the Conversion Price will be adjusted immediately before such Fundamental Change as follows:

                (A) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Preferred Securities shall thereupon become the lower of (1) the Conversion Price immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, and (2) the result obtained by multiplying the greater of the Relevant Price (as defined in Section 6(m)(iii)) or the then applicable Reference Market Price (as defined in
     Section 6(m)(iii)) by the Optional Redemption Ratio (as defined in Section 6(m)(iii)) (such product shall hereinafter be referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price", as the case may
     be); and
                (B) in the case of a Common Stock Fundamental Change, the Conversion Price of the Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 6, shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 6(m)(iii)) and the denominator shall be the Relevant Price; provided,
                                                                 --------
     however, that in the event of a Common Stock Fundamental Change in which
     -------
     (A) 100% of the value of the consideration received by a holder of Class D Common is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Class D Common shall have been exchanged for, converted into or ac quired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be one and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Class D Common as a result of such Class D Common Fundamental Change.

          (iii) The following definitions shall apply to terms used in this
Section 6:

                (A) "Closing Price" of any security on any day means the last
                     -------------
     reported sale price of the security on that day, or in case no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of the security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for that purpose.

                (B) "Common Stock Fundamental Change" means any Fundamental
                     -------------------------------
     Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of Class D Common consists of common stock that for each of the ten consecutive trading days immediately prior to and including the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Fundamental Change will not be a Common Stock
     --------  -------
     Fundamental Change unless either: (1) the Company continues to exist after the occurrence of the Fundamental Change and the outstanding Preferred Securities continue to remain outstanding without having been converted into another security; or (2) not later than the occurrence of the Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for preferred securities of a corporation succeeding to our business, which preferred securities have terms substantially similar to those of the Preferred Securities.

                (C) "Entitlement Date" shall mean the record date for
                     ----------------
     determination of the holders of Class D Common entitled to receive securities, cash or other property in connection with a Non-Stock

     Fundamental Change or a Common Stock Fundamental Change or, if there is no such record date, the date upon which holders of Class D Common shall have the right to receive such securities, cash or other property.

                (D) "Fundamental Change" shall mean the occurrence of any
                     ------------------
     transaction or event in connection with a Company Transaction pursuant to which all or substantially all of the Class D Common shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the
                                                       --------  -------
     case of a Company Transaction involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Class D Common of the Company shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share that a holder of Class D Common could have received in such transactions or events as a result of which more than 50% of the Class D Common of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

                (E) "Non-Stock Fundamental Change" shall mean any Fundamental
                     ----------------------------
     Change other than a Common Stock Fundamental Change.

                (F) "Optional Redemption Ratio" shall mean a fraction of which
                     -------------------------
     the numerator will be $1,000 and the denominator will be the then current optional redemption price or, on or prior to the Reset Date and at any time after the Reset Date at which the Preferred Securities are not redeemable at the option of the Company, an amount per Preferred Security determined by the Company in its sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Preferred Securities had been redeemable during that period.

                (G) "Purchaser Stock Price" shall mean, with respect to any
                     ---------------------
     Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, multiplied by the number of shares of such common stock received by a holder of one share of Class D Common as a result of such Common Stock

     Fundamental Change, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in Section 6(h)(i),
     (ii), (iii), (iv), (v) and (vi).

                (H) "Reference Market Price" shall initially mean on the date of
                     ----------------------
     original issuance of the Preferred Securities, $10.5832 and, in the event of any adjustment to the Conversion Price from such date to (but excluding) the Reset Date, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $10.5832 to the Initial Conversion Price. If the Preferred Securities are convertible into Class D Common on and after the Reset Date, the Reference Market Price on such date will be an amount equal to 66 2/3% of the Closing Price of the Class D Common on the Reset Date and, in the event of any adjustment to the Conversion Price from the Reset Date and thereafter, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the Closing Price of the Class D Common on the Reset Date to the Term Conversion Price.

                (I) "Relevant Price" shall mean (i) in the event of a Non-Stock
                     --------------
     Fundamental Change in which the holders of the Class D Common receive only cash, the amount of cash received by a stockholder for one share of Class D Common, and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Class D Common for the ten consecutive Trading Days prior to and including the Entitlement Date, in each case, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in
     Section 6(h)(i), (ii), (iii), (iv), (v) and (vi).

                (J) "Trading Day" shall mean a day on which securities are
                     -----------
     traded on the national securities exchange or quotation system used to determine the Closing Price.

7.   Voting Rights.
     -------------

     (a) The holders of Preferred Securities, except as otherwise required under Delaware law or as set forth in Sections 7(b) and 7(c) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     (b) (i) If dividends on the Preferred Securities are in arrears and unpaid for six or more dividend periods (whether or not consecutive) (a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors will, subject to Section 7(b)(v), be increased by two directors and the holders of the then outstanding shares of Preferred Securities (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable), voting separately and as a class, shall, subject to any restrictions imposed by the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission, have the right and power to elect to serve on the Board of Directors two additional members to the Board of Directors.

          (ii) The voting rights set forth in Section 7(b)(i) above will continue until such time as all dividends in arrears on the Preferred Securities are paid in full, at which time the term of any directors elected pursuant to the provisions of Section 7(b)(i) above (subject to the right of holders of any other Preferred Stock to elect directors pursuant to the terms of the instruments governing such Preferred Stock) shall terminate forthwith and the number of directors constituting the Board of Directors shall be decreased by such number (until the occurrence of any subsequent Voting Rights Triggering Event).

          At any time after voting power to elect directors shall have become vested and be continuing in the holders of Preferred Securities (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) pursuant to Section 7(b)(i) hereof, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Preferred Securities then outstanding or the holders of 25% of the shares of Parity Stock then outstanding upon which like rights have been confirmed and are exercisable addressed to the secretary of the Company shall, call a special meeting of the Holders of Preferred Securities and the holders of such Parity Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested, in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Preferred

Securities or the holders of 25% of the shares of Parity Stock upon which like rights have been confirmed and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Preferred Securities or such Parity Stock so designated shall have, and the Company shall provide, access to the lists of holders of Preferred Securities and the holders of such Parity Stock to be called pursuant to the provisions hereof. If no special meeting of the holders of Preferred Securities and the holders of such Parity Stock is called as provided in this Section 7(b), then such meeting shall be deemed to have been called for the next annual meeting of stockholders of the Company or special meeting of the holders of any other capital stock of the Company.

          (iii) At any meeting held for the purposes of electing directors at which the holders of Preferred Securities (together with the holders of Parity Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the holders of at least a majority in voting power of the outstanding shares of Preferred Securities (and such Parity Stock) shall be required to constitute a quorum thereof.

          (iv) Any vacancy occurring in the office of a director elected by the holders of Preferred Securities (and such Parity Stock) may be filled by the remaining director elected by the holders of Preferred Securities (and such Parity Stock) unless and until such vacancy shall be filled by the holders of Preferred Securities (and such Parity Stock).

          (v) If an event occurs at any time that results in the holders of any Parity Stock having voting rights to elect directors to the Board of Directors, then holders of Preferred Securities shall, whether or not such event otherwise constitutes a Voting Rights Triggering Event pursuant to Section 7(b)(i), have the voting rights set forth in Sections 7(b)(i) and 7(b)(ii), and such event shall be deemed (for purposes of this Section 7 only) to constitute a Voting Rights Triggering Event. In addition, in the event that during a time in which directors elected by the holders of Preferred Securities pursuant to this
Section 7(b) are serving on the Board of Directors ("Previously-Elected Directors") an event occurs that results in holders of Parity Stock having voting rights to elect (voting together with the holders of Preferred Securities) at least two directors to the Board of Directors, the holders of Preferred Securities shall vote together with the holders of such Parity Stock to elect such new directors, and upon the election of the new directors the Previously-Elected Directors shall (unless such Previously-Elected

Directors are elected as new directors) cease to serve on the Board of Directors.

     (c)  (i)   So long as any shares of the Preferred Securities are
outstanding, the Company will not authorize, create or increase the authorized amount of any class or series of Senior Stock without the affirmative vote or consent of holders of at least two-thirds of the shares of Preferred Securities then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. However, without the consent of any holder of Preferred Securities, the Company may create additional classes of stock, increase the authorized number of shares of Preferred Stock or issue a series of Parity Stock or Junior Stock.

          (ii) So long as any shares of the Preferred Securities are outstanding, the Company will not amend this Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Securities or to authorize the issuance of any additional shares of Preferred Securities without the affirmative vote or consent of holders of at least a majority of the issued and outstanding shares of Preferred Securities, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. Notwithstanding the foregoing, the Company when authorized by resolutions of its Board of Directors may amend or supplement this Certificate of Designations without the consent of any holder to cure any ambiguity, defect or inconsistency or make any other change provided that such amendments or supplements shall not adversely affect the interests of the holders.

          (iii) Except as set forth in Section 7(c)(i) or (ii) above, (A) the creation, authorization or issuance of any shares of any Junior Stock or Parity Stock, including the designation of a series of Preferred Securities, or
(B) the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of holders of Preferred Securities and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Preferred Securities.

     (d) In any case in which the holders of Preferred Securities shall be entitled to vote pursuant to this Section 7 or pursuant to Delaware law, each holder of Preferred Securities entitled to vote with respect to such matters shall be entitled to one vote for each share of Preferred Securities held.

     (e) Except as required by law, the holders of the Preferred Securities will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

8.   Amendments to Certificate of Designations.
     -----------------------------------------

     If any proposed amendment to this Certificate of Designations provides for,
(i) any action that would adversely affect the powers, preferences or rights of the Preferred Securities, whether by way of amendment to this Certificate of Designations or otherwise, or (ii) the dissolution, winding-up or termination of the Company, then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Preferred Securities, voting together as a single class.

9.   Pro Rata.
     --------

     A reference in these terms of the Preferred Securities to any payment, Dividend or treatment as being "Pro Rata" shall mean pro rata to each holder of Preferred Securities according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all Preferred Securities outstanding.

10.  No Preemptive Rights.
     --------------------

     The holders of the Preferred Securities shall have no preemptive or similar rights to subscribe for any additional securities.

11.  Registration Rights.
     -------------------

     The holders of the Preferred Securities shall have all the rights and obligations set forth in the Registration Rights Agreement.

12.  Notice.
     ------

     Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Company, to its offices at 5900 Princess Garden Parkway, 8/th/ Floor, Lanham, Maryland 20706 (Attention: General Counsel) or to an agent of the Company designated as permitted by the Certificate of Incorporation or, if to any holder of the Preferred Securities, to such holder at the address of such holder of the Preferred Securities as listed in the stock record books of the Company (which may include the records of the Company's transfer agent); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

     The Company will provide a copy of the Certificate of Designations to a holder without charge on written request to the Company at its principal place of business.

          IN WITNESS WHEREOF, Radio One, Inc. has caused this Certificate to be duly executed on its behalf by its undisputed duly authorized officer this 13 day of July, 2000.


                              RADIO ONE, INC.


                              By:  /s/ Alfred C. Liggins
                                  ____________________________
                                  Name:  Alfred C. Liggins
                                  Title:  CEO & President

                                                                     EXHIBIT A-1


                                    FORM OF

                              PREFERRED SECURITY

                          [FORM OF FACE OF SECURITY]


          THIS HIGH TIDES (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS HIGH TIDES AND ANY CLASS D COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS HIGH TIDES IS HEREBY NOTIFIED THAT THE SELLER OF THIS HIGH TIDES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS HIGH TIDES AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS HIGH TIDES AND ANY CLASS D COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS HIGH TIDES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

                                     A-1-1

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DECLARATION REFERRED TO BELOW.

                                     A-1-2

Certificate Number
                                                  Number of Preferred Securities
                                                  Aggregate Liquidation Value $

                                                     CUSIP NO.75040P 50 4

                              Preferred Securities
                                       of
                                RADIO ONE, INC.

    Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(/SM*/)
                   (liquidation amount $1,000 per HIGH TIDE)


          Radio One, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that Cede & Co. (the "Holder"), nominee for the Depository Trust Company, is the registered owner of preferred securities of the Company representing undivided beneficial interests in the assets of the Company designated the Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)/SM*/ (liquidation amount $1,000 per HIGH TIDE) (the "Preferred Securities"). Subject to the restrictions set forth in the Certificate of Designations (as defined below), the Preferred Securities are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, dated as of July 13, 2000, as the same may be amended from time to time (the "Certificate of Designations"), including the designation of the terms of the Preferred Securities. Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

------------------------
/*/The terms Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)/SM/ and HIGH TIDES/SM/ are registered servicemarks of Credit Suisse First Boston Corporation.

                                     A-1-3

          Reference is hereby made to select provisions of the Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

          Unless the Company's (or its authorized designee's) Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

                                     A-1-4

          IN WITNESS WHEREOF, the Company has executed this certificate this ___ day of July, 2000.

                         RADIO ONE, INC.



                         By:

                            -------------------------
                            Name:
                            Title:


                         By:
                            -------------------------
                            Name:
                            Title:



                    [CONTINUED ON NEXT PAGE]

                                     A-1-5

     RADIO ONE INC.'S CERTIFICATE OF AUTHENTICATION

     This is one of the Preferred Securities referred to in the within-mentioned Certificate of Designations.

Dated: July __, 2000

                              Radio One Inc.



                              By:
                                 -------------------------
                                 Name:
                                 Title:

                                     A-1-6

                         [FORM OF REVERSE OF SECURITY]

          Dividends payable on each Preferred Security will accrue at the Applicable Rate applied to the stated liquidation amount of $1,000 per Preferred Security. The Applicable Rate will be 6 1/2% per annum (the "Initial Rate") from the date of original issuance of the Preferred Securities to but excluding the Reset Date, and the Term Rate from the Reset Date and thereafter. The Term Rate will be the rate established by the Remarketing Agent to be effective on the Reset Date. The Applicable Rate will be increased by 0.50% per annum during the continuation of a Registration Default. Dividends in arrears for more than one quarter will bear interest thereon compounded quarterly at the Applicable Rate (to the extent permitted by applicable law). The term "Dividends" as used herein includes such quarterly Dividends and additional Dividends on quarterly Dividends not paid on the applicable Dividend Date, as applicable. A Dividend is payable only (i) to the extent that payments are made in respect of the Preferred Securities (ii) to the extent the Company has funds available therefor and (iii) when, as and if declared by the Board of Directors of the Company.
The amount of Dividends payable for any period will be computed for any full quarterly Dividend period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Dividend period for which Dividends are computed, Dividends will be computed on the basis of the actual number of days elapsed per 30-day month.

          Except as otherwise described below, Dividends on the Preferred Securities will be cumulative, will accrue from July 14, 2000 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15, of each year (except as provided below), commencing on October 15, 2000 to Holders of record at the close of business on the fifteenth day of the month immediately preceding the applicable payment date. The Reset Date is any date (1) not later than July 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), and (2) not earlier than 80 Business Days prior to July 15, 2005, as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful remarketing. The fifteenth day of the month immediately preceding each Dividend Date is the record date for determining which holders of Preferred Securities shall be paid the Dividends, if any, payable on such Dividend Date. If the Reset Date is prior to the record date for the immediately following Dividend Date, then Dividends, if any, accrued from and after the Reset Date to but excluding the immediately following Dividend Date shall be paid on such Dividend Date to the person in whose name each Preferred Security is registered on the relevant record date. If the Reset Date is on or after the record date for the immediately following Dividend Date, then (1) Dividends, if any, accrued from and after the record date to but excluding the Reset Date shall be paid on the immediately following Dividend Date to the person in whose name each Preferred Security is registered on the relevant record date and (2) Dividends, if any, accrued from and after the Reset Date to but excluding the immediately following Dividend Date shall be paid on the second Dividend Date immediately following the Reset Date to the person in whose name each Preferred Security is registered on the relevant record date for such second Dividend Date.

          The Preferred Securities shall be redeemable as provided in the Certificate of Designations.

          The Preferred Securities shall be convertible into shares of Class D Common, in the manner and according to the terms set forth in the Certificate of Designations.

          Holders of restricted Preferred Securities shall have all the rights and obligations set forth in the Registration Rights Agreement.

CONVERSION REQUEST


To: The American Stock Transfer & Trust Company, as Conversion Agent of
     Radio One Inc.

          The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Class D Common (as such term is defined in the Certificate of Designations (as amended from time to time, the "Certificate of Designations), dated July 13, 2000) of RADIO ONE, INC. in accordance with the terms of the Certificate of Designations. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Certificate of Designations) to convert such Preferred Securities on behalf of the undersigned, into Class D Common (at the conversion rate specified in the terms of the Preferred Securities set forth in the Certificate of Designations).

          The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Preferred Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to Class D Common issuable upon conversion of the Preferred Securities.

Date: ____________, ____
                                     in whole __    in part __

                           Number of Preferred Securities to be converted:

                           ___________________

                           If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Class D Common are to be issued, along with the address or addresses of such person or persons









                           Signature (for conversion only)

                           Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number




                           Signature Guarantee:/**/
--------------

/**/(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medal lion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance

                                                        (continued . . . )

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:




       (Insert assignee's social security or tax identification number)




                   (Insert address and zip code of assignee)

and irrevocably appoints





agent to transfer this Preferred Security Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee:/***/  ___________________________________________________



--------------
/**/(. . . continued)
with the Securities Exchange Act of 1934, as amended.)

/***/(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medal-
                                                        (continued. . . )

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF RESTRICTED PREFERRED SECURITIES

This certificate relates to _____________ Preferred Securities held in (check applicable space) ____ book-entry or ____ definitive form by the undersigned.

(A)  The undersigned (check one box below):

[_] has requested the Company by written order to deliver in exchange for its beneficial interest in the Rule 144A Global Preferred Security held by the Depositary a Preferred Security or Preferred Securities in definitive, registered form in such number equal to its beneficial interest in such Rule 144A Global Preferred Security (or the number thereof indicated above); or

[_] has requested the Company by written order to exchange its Preferred Security in definitive registered form for an interest in the Rule 144A Global Preferred Security held by the Depositary in such number equal to number of Preferred Securities in definitive registered form so held; or

[_] has requested the Company by written order to exchange or register the transfer of a Preferred Security or Preferred Securities.

(B) The undersigned confirms that such Preferred Securities are being (check one box below):

     (1) [_] acquired for the undersigned's own account, without transfer;
             or

     (2) [_] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3) [_] transferred pursuant to Rule 144 of the Securities Act of 1933;
             or

-----------------------

/***/ (. . . continued)
lion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

     (4) [_] transferred pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes in (B) above is checked, the Company will refuse to register any of the Preferred Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however,
                                                             --------  -------
that if box (2) or (3) is checked, the Company may require, prior to registering any such transfer of the Preferred Securities such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                      Signature

Signature Guarantee:/****/




Signature must be guaranteed                     Signature



             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing these Preferred Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of


-----------------------

/****/(Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the require ments of the Registrar, which requirements include mem bership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signa ture guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
                              NOTICE:  To be executed by
                                       an executive officer